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                                                                    EXHIBIT 12.4

ROGERS CABLE INC.
FINANCIAL STATEMENT SCHEDULE
SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS
(Amounts in thousands of Canadian dollars)

                                               Balance,
                                              beginning of    Charged to costs and                      Balance, end
                                                  year            expenses            Deductions          of year
                                              ------------    --------------------   ------------       ------------
Allowance for doubtful accounts receivable
Year ended December 31:
      2001                                        5,435             13,741(1)         (11,711)(2)           7,465
      2002                                        7,465             18,626(1)         (15,971)(2)          10,120
      2003                                       10,120             20,028(1)         (21,810)(2)           8,338

Notes:

(1) Represents increase in allowance for doubtful accounts receivable charged to expense.

(2) Represents the accounts receivable written-off against the allowance for doubtful accounts receivable.